EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our reports dated February 20, 2002 (except for the matters discussed in Note 13, as which the date is March 9, 2002) included in 99 Cents Only Store's annual report on Form 10-K for the year ended December 31, 2001, into the Company's previously filed Registration Statement File Nos. 333-26575, 333-80185 and 333-66729.



ARTHUR ANDERSEN LLP


Los Angeles, California
March 26, 2002